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                                                                   EXHIBIT 10.43

                     SUPPLEMENT TO GRANTOR TRUST AGREEMENT

    THIS SUPPLEMENT TO GRANTOR TRUST AGREEMENT (this "Supplement") is made and entered into as of the 20th day of November, 1996, by THOUSAND TRAILS, INC. (the "Company"), a Delaware corporation, in favor of TEXAS COMMERCE BANK, NATIONAL ASSOCIATION, as trustee (the "Trustee"), and the persons named from time to time as beneficiaries under the Grantor Trust Agreement, dated as of May 8, 1991 (the "Trust Agreement"), with the Trustee.

                                    RECITALS
                                    --------

    A. USTrails Inc., formerly called NACO Finance Corporation (the "Predecessor Corporation"), entered into the Trust Agreement to provide, among other things, for the funding of its indemnification obligations (the "Subject Obligations") to directors and officers under indemnification agreements, its constituent instruments and law applicable to the Predecessor Corporation.

    B. The Company is a successor by merger (the "Merger") to the Predecessor Corporation, which Merger became effective as of the date hereof.

    C. As a result of the Merger, the Company has succeeded to the Subject Obligations as well as the obligations of the Predecessor Corporation under the Trust Agreement.

    D. From and after the effectiveness of the Merger, the Subject Obligations will include the Company's indemnification obligations to directors and officers under indemnification agreements, its constituent instruments and law applicable to the Company (the "Successor Obligations"; the Subject Obligations and the Successor Obligations being herein collectively called the "Obligations").

    E. The Company desires to confirm the application of the Trust Agreement to the Subject Obligations and the Successor Obligations, consistent with Section 145(h) of the Delaware General Corporation Law.

    NOW, THEREFORE, the Company, intending to be legally bound, hereby agrees as follows:

    1. The Company, as successor to the Predecessor Corporation, hereby agrees to all of the terms and conditions of the Trust Agreement, as supplemented hereby.

    2. From and after the date hereof, the term "Indemnification Obligations" (as defined in the Trust Agreement) shall include the Obligations and, to the extent the law of Delaware may be applicable to the Obligations, such law shall govern the obligations of the Company under the Trust Agreement as supplemented hereby.

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    3.  Nothing in this Supplement is intended to, or shall, adversely affect the rights of the Beneficiaries under the Trust Agreement in respect of the Subject Obligations or the application of the law of Nevada thereto in respect of acts or omissions prior to the effectiveness of the Merger.

    IN WITNESS WHEREOF, this Supplement has been executed and delivered as of the date first above written.

                             THOUSAND TRAILS, INC.

                             By:      /s/ William J. Shaw
                                ------------------------------------------

                             Title:  Chief Executive Officer and President

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                           ACKNOWLEDGMENT AND CONSENT

    The undersigned, a beneficiary of the Trust Agreement referred to in the Supplement to Grantor Trust Agreement attached hereto (the "Supplement"), hereby acknowledges receipt of, and consents and agrees to, the Supplement.

Dated:
      -----------------------------        -----------------------------
                                           Name:
                                                ------------------------

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